VERUS INTERNATIONAL ACQUIRES A CONTROLLING INTEREST IN NUTRIBRANDS – ENTERS SOUTH AMERICAN MARKET

Gaithersburg, MD – November 4, 2019 – Verus International, Inc. (“Verus” or the “Company”) (OTCQB:VRUS) today announced that it has acquired a controlling interest in Nutribrands, LLC (“Nutribrands”), a Brazil-based health and nutrition company that owns, imports, and distributes more than 150 trademarked “Made in USA” products for the Brazilian market. Founded in 2004, Nutribrands has established a strong geographical presence in the sports nutrition, energy, vitamin supplement, and fat reduction categories.

Nutribrands’ product mix includes the Arnold Nutrition and 16 other brands in the sports nutrition and body building space; gourmet protein bars; a complete line of nutraceuticals, vitamins and functional oils sold under the VitaVale brand; and the Lean-Slim line in diet and weight loss. Nutribrands management believes its Vivamil energy shot was the first pure caffeine product released in the Brazilian market. In addition to its own brands, Nutribrands is also the exclusive Brazilian distributor for Hi-Tech and APS, the global leaders in sports nutrition.

“We had multiple reasons to seek out this acquisition. First, Nutribrands gives us an instant foothold in the largest South American consumer market, with the potential to reach tens of thousands of drugstores, convenience stores, supermarket points of purchase, and e-commerce stores,” explained Verus CEO, Anshu Bhatnagar. “We acquired some established, leading brands and revenue, along with some very promising opportunities for growth. In particular, Nutribrands was looking for a partner to help develop its Vivamil energy shot, which, along with other products in their portfolio, has a large, unfilled backlog.”

More information regarding Nutribrands’ products is located on Nutribrands’ website at www.nutribrands.com.

In addition to selected corporate commentary, interested investors are encouraged to monitor upcoming product announcements via the official Twitter feed @Verus_Foods and the Big League Foods subsidiary Twitter feed @BigLeagueFoods.

About Verus International, Inc.

Verus International operates an international food subsidiary (Verus Foods) that sells branded consumer products to customers worldwide. The Company trades on the OTC market (OTCQB: VRUS). Investors can find real-time quotes and market information for the Company at www.otcmarkets.com. Additional information is also available at the Company website, www.verusfoods.com.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results could differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts

Investor Contact:
MKR Group Inc.
Todd Kehrli or Mark Forney

vrus@mkr-group.com

MKR Group, Inc. | 12198 Ventura Blvd., Suite 200, Los Angeles, CA 91604 | Main: 323.468.2300 Fax: 323.205.4332